UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2019

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $.01 per share	ZBRA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2019, Zebra Technologies Europe Limited (“ZTEL”), an indirect wholly-owned subsidiary of Zebra Technologies Corporation (the “Company”), entered into a Master Non-Recourse Receivables Purchase Agreement (“Purchase Agreement”) pursuant to which ZTEL will sell the accounts receivable of identified account debtors to BNP Paribas Commercial Finance Limited (“BNPP”). Pursuant to the Purchase Agreement, ZTEL entered into a Receivable Purchase Agency Agreement and Protected Limit Guidelines (“Agency Agreement”) where it will act as an agent for BNPP in the servicing and collection of each purchased receivable. As a condition to the Purchase Agreement, BNPP requires the Company to execute a Deed of Guarantee of the performance of ZTEL under the Purchase Agreement.

The Purchase Agreement establishes an uncommitted receivables purchase facility (“Uncommitted Facility”) that provides for up to $75 million in funding based on the availability of eligible receivables and other customary factors, and the satisfaction of certain conditions. The Uncommitted Facility has an initial 24-month term, unless earlier terminated in accordance with the Purchase Agreement, and provides for a 24-month extension upon the agreement by ZTEL and BNPP.

BNPP will purchase accounts receivable from ZTEL at a discount from face value with a discount rate equal to LIBOR, in the case of receivables denominated in pound sterling or US Dollars, or EURIBOR, in the case of receivables denominated in euro, plus 1.24% per annum. ZTEL may offer to sell the accounts receivable of additional account debtors upon BNPP’s approval of such debtors.

The Purchase Agreement contains various covenants, limited recourse, default and termination provisions customary in non-recourse receivables purchase agreements. The Company has guaranteed ZTEL’s performance of its obligations under the Purchase Agreement. If ZTEL fails in any manner to perform its obligations under the Purchase Agreement, then the Company is required to perform (or cause to be performed) those obligations as required under the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement will be filed as an exhibit in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: September 18, 2019	By:	/s/ Cristen Kogl
Cristen Kogl
SVP, General Counsel